Exhibit 99

CBS CORPORATION REPORTS SECOND QUARTER 2018 RESULTS
Revenues of $3.47 Billion, Up 6%
Diluted EPS of $1.05; Adjusted Diluted EPS of $1.12, Up 8%

NEW YORK, August 2, 2018 - CBS Corporation (NYSE: CBS.A and CBS) today reported results for the second quarter of 2018, including record revenues and adjusted diluted earnings per share (“EPS”).

“CBS’ strong second quarter puts us firmly on track to deliver the record full-year results we have forecast,” said Leslie Moonves, Chairman and Chief Executive Officer, CBS Corporation. “During the quarter, each of our three revenue types enjoyed solid growth, led by affiliate and subscription fees, where we continue to see healthy gains in both traditional distribution and new digital platforms. Once again, our total subscriber base -- including retrans, virtual MVPDs, and our own direct-to-consumer streaming services -- continues to grow, and our average rate per sub is increasing as well. In particular, our direct-to-consumer platforms, CBS All Access and Showtime OTT, are greatly exceeding our expectations. Our goal was to have eight million subscribers combined by 2020, and we are now on track to hit that number in 2019. For that reason, and based on our trajectory of growth in these services, we now predict that CBS All Access and Showtime OTT will have 16 million domestic subscribers by 2022. At the same time, we continue to grow in content licensing as we expand our content development and distribution to a host of third-party distributors such as Apple, Netflix, and TBS. In addition, advertising continues to grow as well, up 2% for the quarter. And we recently concluded another terrific upfront with solid increases in pricing and volume, including dramatic growth in digital volume, reflecting the power of our programming on the CBS Television Network. Plus, we expect to have strong gains in the back half of the year at our local business with the midterm elections in the fall. Looking ahead, we are set up for continued growth in 2018, and we feel more confident than ever that CBS is uniquely positioned to succeed as a direct-to-consumer global content company.”

Second Quarter 2018 Results
Revenues for the second quarter of 2018 increased 6% to $3.47 billion from $3.26 billion for the same prior-year period, with growth across all of the Company’s significant revenue streams. Affiliate and subscription fee revenues were up 17%, led by 25% higher retransmission revenues and fees from CBS Television Network affiliated stations as well as 70% growth from digital initiatives, including the Company’s owned streaming subscription services. Content licensing and distribution revenues were up 4% for the quarter, benefiting from additional series produced for third-party services. Advertising revenues increased 2% despite the absence of the National Semifinals and National Championship games of the NCAA Division I Men’s Basketball Tournament (“NCAA Tournament”), which the CBS Television Network broadcast in the second quarter last year. Advertising revenues for the second quarter of 2018 include Network Ten, which the Company acquired in the fourth quarter of 2017.
Operating income for the second quarter of 2018, which included costs for restructuring and other corporate matters, decreased 4% to $659 million from $690 million for the same prior-year period. Adjusted operating income was up 1% to $694 million from $690 million for the same prior-year period, reflecting the revenue growth, which was offset by a higher investment in programming and digital initiatives.
Net earnings from continuing operations for the second quarter of 2018 increased 1% to $400 million from $397 million for the same quarter last year. Adjusted net earnings from continuing operations increased 8% to $427 million from $397 million for the second quarter of 2017. The increase was driven by a lower effective income tax rate in 2018 compared with the prior year, as a result of the enactment of new federal tax legislation in December 2017.
Diluted EPS from continuing operations for the second quarter of 2018 increased 8% to $1.05 from $.97 for the same quarter in 2017. Adjusted diluted EPS increased 8% to $1.12 from $1.04 as a result of higher adjusted earnings from continuing operations and lower weighted average shares outstanding. During the quarter, the Company repurchased 3.8 million of its shares for $200 million.
Details of the discrete items excluded from financial results and reconciliations of adjusted results to their most directly comparable GAAP financial measures are included at the end of this earnings release.
Cash Flow
For the second quarter of 2018, operating cash flow from continuing operations was $328 million compared with $231 million for the second quarter of 2017. For the first six months of 2018, operating cash flow from continuing operations was $1.05 billion compared with $909 million for the same period in 2017. These increases were driven by lower cash payments for income taxes in 2018, which were partially offset by a higher investment in programming. Free cash flow was $296 million for the second quarter of 2018 compared with $154 million for the same prior-year period, and for the first six months of the year, free cash flow was $983 million in 2018 compared with $905 million for 2017.

Consolidated and Segment Results (dollars in millions)
The tables below present the Company’s revenues by segment and type, segment operating income (loss) and depreciation and amortization by segment for the three and six months ended June 30, 2018, and 2017.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Revenues by Segment	2018	2017	2018	2017
Entertainment	$2,365	$2,184	$5,081	$4,531
Cable Networks	591	571	1,200	1,114
Publishing	207	206	367	367
Local Media	420	412	835	821
Corporate/Eliminations	(117)	(116)	(256)	(233)
Total Revenues	$3,466	$3,257	$7,227	$6,600

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Revenues by Type	2018	2017	2018	2017
Advertising	$1,327	$1,299	$3,060	$2,902
Content licensing and distribution	1,096	1,056	2,091	1,901
Affiliate and subscription fees	989	848	1,968	1,690
Other	54	54	108	107
Total Revenues	$3,466	$3,257	$7,227	$6,600

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Segment Operating Income (Loss)	2018	2017	2018	2017
Entertainment	$356	$351	$848	$754
Cable Networks	256	255	486	505
Publishing	31	29	47	44
Local Media	128	128	246	252
Corporate	(77)	(73)	(152)	(139)
Adjusted Operating Income	694	690	1,475	1,416
Restructuring and other corporate matters	(35)	—	(44)	—
Total Operating Income	$659	$690	$1,431	$1,416

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Depreciation and Amortization	2018	2017	2018	2017
Entertainment	$31	$27	$61	$56
Cable Networks	5	6	11	12
Publishing	2	2	3	3
Local Media	11	12	22	23
Corporate	7	9	15	17
Total Depreciation and Amortization	$56	$56	$112	$111

Entertainment (CBS Television Network, CBS Television Studios, CBS Studios International, CBS Television Distribution, Network Ten, CBS Interactive, and CBS Films)
Entertainment revenues of $2.37 billion for the second quarter of 2018 increased 8% from $2.18 billion for the second quarter of 2017. Affiliate and subscription fees grew 38%, driven by higher station affiliation fees and growth from digital initiatives, including CBS All Access and virtual MVPDs. Advertising revenues increased 3% from the same prior-year period, reflecting the acquisition of Network Ten in the fourth quarter of 2017. This increase was partially offset by the absence of the National Semifinals and National Championship games of the NCAA Tournament, which the CBS Television Network broadcast in the second quarter last year. Underlying CBS Network advertising revenues increased 1% for the quarter. Content licensing and distribution revenues were up 4%, benefiting from additional series produced for third-party services.
Entertainment operating income of $356 million for the second quarter of 2018 increased 1% from $351 million for the same prior-year period, reflecting the higher revenues, which were offset by an increased investment in content and digital initiatives.
Cable Networks (Showtime Networks, CBS Sports Network, and Smithsonian Networks)
Cable Networks revenues of $591 million for the second quarter of 2018 increased 4% from $571 million for the same prior-year period, driven by growth from the Showtime subscription streaming service.
Cable Networks operating income increased to $256 million for the second quarter of 2018 from $255 million for the second quarter of 2017, reflecting the higher revenues, which were offset by an increased investment in programming.
Publishing (Simon & Schuster)
Publishing revenues increased to $207 million for the second quarter of 2018 from $206 million for the same prior-year period. Bestselling titles for the second quarter of 2018 included The Outsider by Stephen King and The Restless Wave by John McCain and Mark Salter.
Publishing operating income of $31 million for the second quarter of 2018 increased 7% from $29 million for the same prior-year period, reflecting the higher revenues and lower production costs.

Local Media (CBS Television Stations and CBS Local Digital Media)
Local Media revenues of $420 million for the second quarter of 2018 increased 2% from $412 million for the same prior-year period, driven by higher retransmission revenues, which were partially offset by the absence of the National Semifinals and National Championship games of the NCAA Tournament.
Local Media operating income of $128 million for the second quarter of 2018 was comparable with the same prior-year period, as a result of the mix of revenues.
Corporate
Corporate expenses of $77 million for the second quarter of 2018 increased 5% from $73 million for the same prior-year period.
Adoption of New Accounting Standards
During the first quarter of 2018, the Company adopted two new accounting standards. Changes from these standards include the presentation of net periodic pension and postretirement benefit costs on the statement of operations; the recognition of revenue from the renewal of license agreements at the beginning of the license periods rather than upon execution of such agreements; and the presentation of revenues from the distribution of third-party content at the gross amount received from the customer, with a corresponding increase to operating expenses. For more information regarding the effects of these accounting changes, refer to the Company’s quarterly report on Form 10-Q for the second quarter ended June 30, 2018.

About CBS Corporation:
CBS Corporation (NYSE: CBS.A and CBS) is a mass media company that creates and distributes industry-leading content across a variety of platforms to audiences around the world. The Company has businesses with origins that date back to the dawn of the broadcasting age as well as new ventures that operate on the leading edge of media. CBS owns the most-watched television network in the U.S. and one of the world’s largest libraries of entertainment content, making its brand -“the Eye” - one of the most recognized in business. The Company’s operations span virtually every field of media and entertainment, including cable, publishing, local TV, film, and interactive and socially responsible media. CBS’ businesses include CBS Television Network, The CW (a joint venture between CBS Corporation and Warner Bros. Entertainment), Network Ten Australia, CBS Television Studios, CBS Studios International, CBS Television Distribution, CBS Consumer Products, CBS Home Entertainment, CBS Interactive, CBS Films, Showtime Networks, CBS Sports Network, Pop (a joint venture between CBS Corporation and Lionsgate), Smithsonian Networks, Simon & Schuster, CBS Television Stations, CBS EcoMedia, and CBS Experiences. For more information, go to www.cbscorporation.com.

Cautionary Statement Concerning Forward-Looking Statements
This news release contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. These forward-looking statements are not based on historical facts, but rather reflect the Company’s current expectations concerning future results and events. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements, including the Company’s expectations concerning its revenues and EPS for 2018. These forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause the actual results, performance or achievements of the Company to be different from any future results, performance or achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: changes in the public acceptance of the Company’s content; advertising market conditions generally; changes in technology and its effect on competition in the Company’s markets; changes in the federal communications laws and regulations; the impact of piracy on the Company’s products; the impact of the consolidation in the market for the Company’s content; the impact of negotiations or the loss of affiliation agreements or retransmission agreements; effects relating to any dividend of shares of the Company’s Class A common stock to holders of its Class A common stock and Class B common stock, which is contingent on Delaware court approval, and to the validity of purported bylaw amendments by the Company’s controlling stockholders; the outcome of any legal actions, including the lawsuits filed in the Delaware Court of Chancery in May 2018, regarding any such dividend and the purported bylaw amendments, among other related matters, which are inherently unpredictable; the impact of union activity, including possible strikes or work stoppages or the Company’s inability to negotiate favorable terms for contract renewals; other domestic and global economic, business, competitive and/or other regulatory factors affecting the Company’s businesses generally; and other factors described in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”) including, but not limited to, the Company’s most recent Form 10-K, Form 10-Qs and Form 8-Ks. The forward-looking statements included in this document are made only as of the date of this document and we do not undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Contacts:
Press:	Investors:
Gil Schwartz	Adam Townsend
Senior Executive Vice President and	Executive Vice President, Corporate Finance and
Chief Communications Officer	Investor Relations
(212) 975-2121	(212) 975-5292
gdschwartz@cbs.com	adam.townsend@cbs.com

Dana McClintock	David Bank
Executive Vice President of Communications	Senior Vice President, Investor Relations
(212) 975-1077	(212) 975-6106
dlmcclintock@cbs.com	david.bank@cbs.com

CBS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

Revenues	$3,466	$3,257	$7,227	$6,600
Operating income	659	690	1,431	1,416
Interest expense	(116)	(111)	(234)	(220)
Interest income	14	15	31	28
Other items, net	(24)	(16)	(35)	(37)
Earnings from continuing operations before income taxes	533	578	1,193	1,187
Provision for income taxes	(113)	(169)	(248)	(307)
Equity in loss of investee companies, net of tax	(20)	(12)	(34)	(29)
Net earnings from continuing operations	400	397	911	851
Net loss from discontinued operations, net of tax	—	(339)	—	(1,045)
Net earnings (loss)	$400	$58	$911	$(194)

Basic net earnings (loss) per common share:
Net earnings from continuing operations	$1.06	$.98	$2.40	$2.09
Net loss from discontinued operations	$—	$(.84)	$—	$(2.57)
Net earnings (loss)	$1.06	$.14	$2.40	$(.48)

Diluted net earnings (loss) per common share:
Net earnings from continuing operations	$1.05	$.97	$2.38	$2.06
Net loss from discontinued operations	$—	$(.83)	$—	$(2.53)
Net earnings (loss)	$1.05	$.14	$2.38	$(.47)

Weighted average number of common shares outstanding:
Basic	378	405	380	407
Diluted	381	410	383	413

Dividends per common share	$.18	$.18	$.36	$.36

CBS CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	At	At
	June 30, 2018	December 31, 2017
Assets
Cash and cash equivalents	$252	$285
Receivables, net	3,597	3,697
Programming and other inventory	1,876	1,828
Prepaid expenses and other current assets	323	463
Total current assets	6,048	6,273
Property and equipment	2,984	3,051
Less accumulated depreciation and amortization	1,747	1,771
Net property and equipment	1,237	1,280
Programming and other inventory	3,197	2,881
Goodwill	4,921	4,891
Intangible assets	2,655	2,666
Other assets	2,327	2,852
Total Assets	$20,385	$20,843

Liabilities and Stockholders’ Equity
Accounts payable	$138	$231
Participants' share and royalties payable	1,071	986
Program rights	369	373
Commercial paper	370	679
Current portion of long-term debt	16	19
Accrued expenses and other current liabilities	1,820	1,684
Total current liabilities	3,784	3,972
Long-term debt	9,464	9,464
Other liabilities	4,970	5,429
Stockholders’ Equity	2,167	1,978
Total Liabilities and Stockholders’ Equity	$20,385	$20,843

CBS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Six Months Ended
	June 30,
	2018	2017
Operating Activities:
Net earnings (loss)	$911	$(194)
Less: Net loss from discontinued operations, net of tax	—	(1,045)
Net earnings from continuing operations	911	851
Adjustments to reconcile net earnings from continuing operations to net cash flow provided by operating activities from continuing operations:
Depreciation and amortization	112	111
Stock-based compensation	91	85
Equity in loss of investee companies, net of tax and distributions	34	29
Change in assets and liabilities, net of investing and financing activities	(103)	(167)
Net cash flow provided by operating activities from continuing operations	1,045	909
Net cash flow (used for) provided by operating activities from discontinued operations	(2)	29
Net cash flow provided by operating activities	1,043	938
Investing Activities:
Investments in and advances to investee companies	(71)	(65)
Capital expenditures	(62)	(68)
Acquisitions	(29)	(21)
Other investing activities	2	15
Net cash flow used for investing activities from continuing operations	(160)	(139)
Net cash flow used for investing activities from discontinued operations	(23)	(13)
Net cash flow used for investing activities	(183)	(152)
Financing Activities:
Repayments of short-term debt borrowings, net	(309)	(187)
Proceeds from debt borrowings of CBS Radio	—	24
Repayment of debt borrowings of CBS Radio	—	(5)
Payment of capital lease obligations	(8)	(8)
Payment of contingent consideration	(5)	(7)
Dividends	(140)	(151)
Purchase of Company common stock	(394)	(845)
Payment of payroll taxes in lieu of issuing shares for stock-based compensation	(58)	(89)
Proceeds from exercise of stock options	22	39
Other financing activities	(1)	—
Net cash flow used for financing activities	(893)	(1,229)
Net decrease in cash and cash equivalents	(33)	(443)
Cash and cash equivalents at beginning of period (includes $24 (2017) of discontinued operations cash)	285	622
Cash and cash equivalents at end of period (includes $9 (2017) of discontinued operations cash)	$252	$179

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(Unaudited; in millions)
Adjusted Operating Income and Segment Operating Income

The following tables set forth the Company’s Adjusted Operating Income for the three and six months ended June 30, 2018 and 2017. The Company defines “Adjusted Operating Income” as operating income excluding costs for restructuring and other corporate matters, where applicable. For each individual reportable segment Adjusted Operating Income is also known as “Segment Operating Income.” The Company presents Segment Operating Income as the primary measure of profit and loss for its reportable segments in accordance with Financial Accounting Standards Board (“FASB”) guidance for segment reporting.
The Company uses Adjusted Operating Income (or Segment Operating Income for each segment), as well as Adjusted Operating Income Margin, to, among other things, evaluate the Company’s operating performance, to value prospective acquisitions and as one of several components of incentive compensation targets for certain management personnel. These measures are among the primary measures used by management for planning and forecasting of future periods, and they are important indicators of the Company’s operational strength and business performance. The Company believes these measures are relevant and useful for investors because they allow investors to view performance in a manner similar to the method used by the Company’s management, help improve investors’ understanding of the Company’s operating performance, and make it easier for investors to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, these are among the primary measures used externally by the Company’s investors, analysts and industry peers for purposes of valuation and for the comparison of the Company’s operating performance to other companies in its industry, and to compare the Company’s year-over-year results.
Because Adjusted Operating Income is a measure of performance not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), it should not be considered in isolation of, or as a substitute for, operating income or net earnings (loss) as an indicator of operating performance. Adjusted Operating Income, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use and is not necessarily a measure of the Company’s ability to fund its cash needs. As Adjusted Operating Income excludes certain financial information that is included in operating income and net earnings (loss), the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions which are excluded. The Company provides the following reconciliation of Adjusted Operating Income to operating income and net earnings (loss).

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions)

	Three Months Ended June 30,
	2018	2017
Adjusted Operating Income	$694	$690
Restructuring and other corporate matters	(35)	—
Operating income	659	690
Interest expense	(116)	(111)
Interest income	14	15
Other items, net	(24)	(16)
Earnings from continuing operations before income taxes	533	578
Provision for income taxes	(113)	(169)
Equity in loss of investee companies, net of tax	(20)	(12)
Net earnings from continuing operations	400	397
Net loss from discontinued operations, net of tax	—	(339)
Net earnings	$400	$58

	Six Months Ended June 30,
	2018	2017
Adjusted Operating Income	$1,475	$1,416
Restructuring and other corporate matters	(44)	—
Operating income	1,431	1,416
Interest expense	(234)	(220)
Interest income	31	28
Other items, net	(35)	(37)
Earnings from continuing operations before income taxes	1,193	1,187
Provision for income taxes	(248)	(307)
Equity in loss of investee companies, net of tax	(34)	(29)
Net earnings from continuing operations	911	851
Net loss from discontinued operations, net of tax	—	(1,045)
Net earnings (loss)	$911	$(194)

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions)
Free Cash Flow
The Company defines free cash flow as its net cash flow provided by (used for) operating activities before operating cash flow from discontinued operations and discretionary contributions to prefund the Company’s pension plans, and less capital expenditures. The Company’s calculation of free cash flow includes capital expenditures because investment in capital expenditures is a use of cash that is directly related to the Company’s operations. Free cash flow excludes discretionary contributions to prefund the Company’s pension plans because management assesses the Company’s ability to generate operating cash flows without considering the impact from discretionary pension contributions, and decisions regarding the timing of pension plan funding are not dependent on the level of operating cash flows generated during the period. The Company’s net cash flow provided by (used for) operating activities is the most directly comparable GAAP financial measure.
Management believes free cash flow provides investors with an important perspective on the cash available to the Company to service debt, make strategic acquisitions and investments, maintain its capital assets, satisfy its tax obligations, and fund ongoing operations and working capital needs. As a result, free cash flow is a significant measure of the Company’s ability to generate long-term value. It is useful for investors to know whether this ability is being enhanced or degraded as a result of the Company’s operating performance. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to evaluate the cash generated from the Company’s underlying operations in a manner similar to the method used by management. Free cash flow is one of several components of incentive compensation targets for certain management personnel. In addition, free cash flow is a primary measure used externally by the Company’s investors, analysts and industry peers for purposes of valuation and comparison of the Company’s operating performance to other companies in its industry.
As free cash flow is not a measure calculated in accordance with GAAP, free cash flow should not be considered in isolation of, or as a substitute for, either net cash flow provided by (used for) operating activities as a measure of liquidity or net earnings (loss) as a measure of operating performance. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow as a measure of liquidity has certain limitations, does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs. When comparing free cash flow to net cash flow provided by (used for) operating activities, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions that are not reflected in free cash flow. The following table presents a reconciliation of the Company’s net cash flow provided by operating activities to free cash flow:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Net cash flow provided by operating activities	$326	$219	$1,043	$938
Capital expenditures	(32)	(41)	(62)	(68)
Less:
Discretionary pension plan contributions, net of tax	—	36	—	(64)
Operating cash flow from discontinued operations	(2)	(12)	(2)	29
Free cash flow	$296	$154	$983	$905
The following table presents a summary of the Company’s cash flows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Net cash flow provided by operating activities	$326	$219	$1,043	$938
Net cash flow used for investing activities	$(93)	$(63)	$(183)	$(152)
Net cash flow used for financing activities	$(128)	$(147)	$(893)	$(1,229)

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions, except per share amounts)
2018 and 2017 Adjusted Results
The following tables reconcile adjusted financial results to their most directly comparable GAAP financial measures. The Company believes that adjusting its financial results for the impact of these items is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management; provides a clearer perspective on the underlying performance of the Company; and makes it easier for investors, analysts, and peers to compare the Company’s operating performance to other companies in its industry and to compare the Company’s year-over-year results.

	Three Months Ended June 30, 2018
	Reported	Restructuring and Other Corporate Matters (a)	Adjusted
Revenues	$3,466	$—	$3,466

Operating income	$659	$35	$694
Operating income margin (b)	19%		20%
Interest expense	(116)	—	(116)
Interest income	14	—	14
Other items, net	(24)	—	(24)
Earnings before income taxes	533	35	568
Provision for income taxes	(113)	(8)	(121)
Effective income tax rate	21.2%		21.3%

Equity in loss of investee companies, net of tax	(20)	—	(20)
Net earnings	$400	$27	$427
Diluted EPS	$1.05	$.07	$1.12
Diluted weighted average number of common shares outstanding	381		381
(a) Reflects restructuring charges of $25 million ($19 million, net of tax) at Entertainment, Publishing, Local Media and Corporate primarily for the reorganization of certain business operations, as well as expenses of $10 million ($8 million, net of tax) primarily for professional fees related to the evaluation of a potential combination with Viacom Inc. and legal proceedings involving the Company and National Amusements, Inc.
(b) Operating income margin is defined as operating income or Adjusted Operating Income divided by revenues.

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions, except per share amounts)

	Three Months Ended June 30, 2017
	Reported	Discontinued Operations Items (a)	Adjusted
Revenues	$3,257	$—	$3,257

Operating income	$690	$—	$690
Operating income margin (b)	21%		21%
Interest expense	(111)	—	(111)
Interest income	15	—	15
Other items, net	(16)	—	(16)
Earnings from continuing operations before income taxes	578	—	578
Provision for income taxes	(169)	—	(169)
Effective income tax rate	29.2%		29.2%

Equity in loss of investee companies, net of tax	(12)	—	(12)
Net earnings from continuing operations	397	—	397
Net earnings (loss) from discontinued operations, net of tax	(339)	369	30
Net earnings	$58	$369	$427
Diluted EPS from continuing operations	$.97	$—	$.97
Diluted EPS	$.14	$.90	$1.04
Diluted weighted average number of common shares outstanding	410		410
(a) Reflects a noncash charge of $365 million to adjust the carrying value of CBS Radio Inc. to the value indicated by the stock valuation of Entercom Communications Corp. and a restructuring charge of $7 million ($4 million, net of tax) at CBS Radio Inc.
(b) Operating income margin is defined as operating income or Adjusted Operating Income divided by revenues.

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions, except per share amounts)

	Six Months Ended June 30, 2018
	Reported	Restructuring and Other Corporate Matters (a)	Adjusted
Revenues	$7,227	$—	$7,227

Operating income	$1,431	$44	$1,475
Operating income margin (b)	20%		20%
Interest expense	(234)	—	(234)
Interest income	31	—	31
Other items, net	(35)	—	(35)
Earnings before income taxes	1,193	44	1,237
Provision for income taxes	(248)	(10)	(258)
Effective income tax rate	20.8%		20.9%

Equity in loss of investee companies, net of tax	(34)	—	(34)
Net earnings	$911	$34	$945
Diluted EPS	$2.38	$.09	$2.47
Diluted weighted average number of common shares outstanding	383		383
(a) Reflects restructuring charges of $25 million ($19 million, net of tax) at Entertainment, Publishing, Local Media and Corporate primarily for the reorganization of certain business operations, as well as expenses of $19 million ($15 million, net of tax) primarily for professional fees related to the evaluation of a potential combination with Viacom Inc. and legal proceedings involving the Company and National Amusements, Inc.
(b) Operating income margin is defined as operating income or Adjusted Operating Income divided by revenues.

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions, except per share amounts)

	Six Months Ended June 30, 2017
	Reported	Tax Items (a)	Discontinued Operations Items (b)	Adjusted
Revenues	$6,600	$—	$—	$6,600

Operating income	$1,416	$—	$—	$1,416
Operating income margin (c)	21%			21%
Interest expense	(220)	—	—	(220)
Interest income	28	—	—	28
Other items, net	(37)	—	—	(37)
Earnings from continuing operations before income taxes	1,187	—	—	1,187
Provision for income taxes	(307)	(22)	—	(329)
Effective income tax rate	25.9%			27.7%

Equity in loss of investee companies, net of tax	(29)	—	—	(29)
Net earnings from continuing operations	851	(22)	—	829
Net earnings (loss) from discontinued operations, net of tax	(1,045)	—	1,084	39
Net earnings (loss)	$(194)	$(22)	$1,084	$868
Diluted EPS from continuing operations	$2.06	$(.05)	$—	$2.01
Diluted EPS	$(.47)	$(.05)	$2.62	$2.10
Diluted weighted average number of common shares outstanding	413			413
(a) Reflects a tax benefit in the first quarter of 2017 from the resolution of certain state income tax matters.
(b) Reflects a noncash charge of $1.08 billion to adjust the carrying value of CBS Radio Inc. to the value indicated by the stock valuation of Entercom Communications Corp. and a restructuring charge of $7 million ($4 million, net of tax) at CBS Radio Inc.
(c) Operating income margin is defined as operating income or Adjusted Operating Income divided by revenues.